CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 27, 1998 included in this Form 10-K for the year ended December 31, 1997, into the Company's previously filed Registration Statements File Nos. 33-73632, 33-79674, 33-84030, 33-93650, 33-93916, and
33-99248.





ARTHUR  ANDERSON  LLP



New  Orleans,  Louisiana
March  30,  1998